SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C.  20549

                                             _______________

                                                FORM 8-K

                                             CURRENT REPORT


                                 Pursuant to Section 13 or 15(d) of the

                                     Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)  August 13, 1997






                                            INNOVO GROUP INC.
                           (Exact name of registrant as specified in charter)



Delaware                                 0-18926                     11-2928178
(State or other jurisdiction             (Commission              (IRS Employer
 of Incorporation)                        File Number)           Identification
                                                                 No.)



27 North Main Street, Springfield, Tennessee                              37172
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:   (615) 384-0100



                                             Not Applicable
                   (Former name or former address, if changed since last report)

                                                Contents


                                                                           Page


Item 5:       Other Events                                                   3

Item 7:       Financial Statements and Exhibits                              6

Signatures                                                                   7

Item 5.  Other Events


       On August 13, 1997 Innovo Group Inc. ("the Company") issued 6,750,000 shares of its common stock, par value $.01 per share ("common stock") to a group of investors ("the Smith Group") comprised of L.E. Smith, Dan Page, J. Eric Hendrickson and Herb Newton. The Smith Group paid $1,350,000 for such shares of common stock. The purchase by the Smith Group was made pursuant to a Stock Purchase Agreement dated August 13, 1997 ("the Stock Purchase Agreement") by and between the members of the Smith Group, the Company, and Patricia Anderson-Lasko. The Stock Purchase Agreement is filed herewith as Exhibit 10.1, and the description of its terms herein is qualified in its entirety by reference to the Stock Purchase Agreement.

       The net proceeds to the Company, after the payment of the costs of the transaction, were approximately $1,300,000. The Company utilized $150,000 of the net proceeds to repurchase and cancel its outstanding Class I common stock purchase warrants. The Class I common stock purchase warrants had been issued in fiscal 1996 to the placement agent for certain debt and equity private placements, and was exercisable through August, 2001 for the purchase of 1,220,588 shares of common stock at a price of $.17 per share. The remaining net proceeds of approximately $1,150,000 were used to reduce operating liabilities and add to the Company's working capital.

       Under the terms of the Stock Purchase Agreement each of the members of the Smith Group were elected to the Company's board of directors. Concurrently, Scott Parliament, a member of the board of directors, resigned. As a result, the board of directors is now comprised of the following eight individuals: L. E. Smith, Dan Page, J. Eric Hendrickson, Herb Newton, Patricia Anderson-Lasko, Alexander Miller, Eleanor Schwartz and Marvin Williamson. The Stock Purchase agreement also provides that the Company will nominate these eight individuals as the Company's nominees for directors for its next annual stockholders' meeting.

        Concurrently and as a condition to the execution of the Stock Purchase Agreement, the Company executed employment contracts with each of L.E. Smith, Dan Page and J. Eric Hendrickson, and also executed new employment contracts with Patricia Anderson-Lasko and Alexander Miller. Mr. Smith became the chief executive officer of the Company under a two year employment contract that provides for an annual salary of $30,000 and the grant to Mr. Smith of 1,600,000 non-qualified stock options. Mr. Page became the chief operating officer of the Company under a two year employment contract that provides for an annual salary of $30,000 and the grant to Mr. Page of 1,200,000 non-qualified stock options.
Mr. Hendrickson became the vice-president and treasurer on the Company under a two year employment contract that provides for an annual salary of $70,000. The new employment contract for Ms. Anderson-Lasko employs her for a two year term as the Company's president, and as the president of the Company's Innovo Inc. and NP International, Inc. subsidiaries, at an annual salary of $157,500. The new employment contract for Mr. Miller employs him for a two year term as the Company's manager of investor relations at an annual salary of $48,000 and grants Mr. Miller 125,000 non-qualified stock options.

       Each of the employment contracts of Messrs. Smith, Page, Hendrickson, Miller and Ms. Anderson-Lasko (i) provide that the contract shall automatically renew for successive one year terms unless terminated by either party, and (ii) provide for the payment of a termination benefit equal to one year's salary, payable in twelve monthly installments, upon the termination of employment, for any reason, during the term of the contract. The employment contracts of Messrs. Smith, Page and Hendrickson, and of Ms. Anderson-Lasko and Mr. Miller, are filed herewith as exhibits (Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively), and the descriptions of their terms herein is qualified in its entirety by reference to the contracts.

       The non-qualified stock options granted to Messrs. Smith, Page and Miller vest and become exercisable rateably over the two year terms of their employment contracts. Unvested options are forfeited at any termination of employment. However, the vesting of any unvested and unforfeited options will accelerate, and vest immediately, upon (i) the market price of the Company's common stock reaching $1.00, or (ii) a change in the control of the Company which is not approved by the Company's board of directors. For the purposes of the employment contracts, a change in control is defined as the acquisition by any person or group of shares of common stock representing 25 percent of the Company's outstanding common stock. Vested options remain exercisable until August, 2002 at a price of $.3315 per share, which represents the market price of the Company's common stock at the time the terms of the employment contracts and options were agreed to in a letter of intent signed by the Smith Group, the Company, and Ms. Anderson-Lasko.

       As a condition to Stock Purchase Agreement, Ms. Anderson-Lasko entered into a voting agreement ("the Voting Agreement") and a resale and right of first refusal agreement ("the Resale and Right of First Refusal Agreement") with the Smith Group.

       Under the Voting Agreement Ms. Anderson-Lasko has agreed to vote, in the manner directed by the Smith Group, such number of shares of common stock as to which she has sole voting power as equals one-half of the excess, if any, of the number of shares of Company common stock as to which Ms. Anderson-Lasko has sole voting power over the number of shares of common stock as to which the Smith Group has sole or shared voting power. However, Ms. Anderson-Lasko is not required to vote any shares as directed by the Smith Group if the Company's net income, as determined under generally accepted accounting principles and as reported in the reports filed by the Company under the Securities Exchange Act of 1934 ("the 1934 Act"), is for the twelve month period ending as of the latest fiscal quarter for which a quarterly report or annual report has been filed by the Company with the Securities and Exchange Commission under the 1934 Act as of the applicable voting date, not greater than (or net loss is not less than) the net income or loss for the comparable twelve month period of the prior year. Additionally, Ms. Anderson-Lasko is not required to vote as directed by the Smith Group if such vote would be contrary to a recommendation of the Company's board of directors. The Voting Agreement has a term of two years. As of the date of this Current Report on Form 8-K, Ms. Anderson-Lasko would, under the formula in the Voting Agreement, not be required to vote any shares as directed by the Smith Group. The Voting Agreement is filed herewith as Exhibit 10.7, and the description of its terms herein is qualified in its entirety by reference to the Voting Agreement.

       Under the Resale and Right of First Refusal Agreement Ms. Anderson-Lasko agreed that until the later of (i) 90 days following the termination of her employment or other affiliation with the Company (except for affiliation resulting only from the ownership of common stock), or (ii) one year from the date of the agreement, she would not reoffer or resell any of 4,000,000 shares of common stock purchased by her as the result of her exercise, in August, 1997, of the 1997 Stock Purchase Right Award ("the Award Shares"), except for (a) offers and sales of Award Shares up to an aggregate of 500,000 Award Shares during each six month period commencing with the six month period that begins on the first anniversary of the agreement, (b) offers and sales affected through privately negotiated transactions, provided that the purchaser in any such privately negotiated transaction agrees to be bound by the terms of the Resale and Right of First Refusal Agreement, including such portion of the semi-annual 500,000 share sale limit as may be allocated to it in negotiation between the purchaser and Ms. Anderson-Lasko, and (c) a sale of any of the Award Shares in response to an offer made generally to all stockholders of the Company in connection with a proposed or intended acquisition of a controlling interest in the Company. Ms. Anderson-Lasko also granted first to the Smith Group and second to the Company a right of first refusal to purchase any of the Award Shares that she might propose to offer or sell, exercisable generally on terms equal to those of the intended offer or sale. The Resale and Right of First Refusal Agreement is filed herewith as Exhibit 10.8, and the description of its terms herein is qualified in its entirety by reference to the Resale and Right of First Refusal Agreement.

       In connection with the above described transactions, the Smith Group also executed an agreement ("the Williams Agreement") with William T. Williams, an unaffiliated stockholder of the Company. Under the Williams Agreement, the Smith group will purchase 500,000 shares of common stock beneficially owned by Mr. Williams. Additionally, Mr. Williams agreed, as to 1,500,000 shares of common stock beneficially owned by him, not to reoffer or resell any of such 1,500,000 shares for a period of one year (except for sales in response to an offer made generally to all stockholders of the Company in connection with a proposed or intended acquisition of a controlling interest in the Company) and granted, first to the Smith Group and second to the Company, a right of first refusal to purchase any of such 1,500,000 shares that he might propose to offer or sell, exercisable generally on terms equal to those of the intended offer or sale. The Williams Agreement is filed herewith as Exhibit 10.9, and the description of its terms herein is qualified in its entirety by reference to the Williams Agreement.

Item 7:       Financial Statements and Exhibits

              (c)     Exhibits

              The following are filed as exhibits herewith:

              Exhibit No.                                         Description

                10.1                 Stock Purchase Agreement by and between
                                     L. E. Smith, Dan Page, J. Eric
                                     Hendrickson and Herb Newton and Innovo
                                     Group Inc. and Patricia Anderson-Lasko

                10.2                 Employment Agreement of L.E. Smith

                10.3                 Employment Agreement of Dan Page

                10.4                 Employment Agreement of J. Eric
                                     Hendrickson

                10.5                 Employment Agreement of Patricia
                                     Anderson-Lasko

                10.6                 Employment Agreement of Alexander Miller

                10.7 Common Stock Voting Agreement by and between L.E. Smith, Dan Page, J. Eric Hendrickson and Herb Newton and Patricia Anderson-Lasko

                10.8 Common Stock Resale and Right of First Refusal Agreement by and between L.E. Smith, Dan Page, J. Eric Hendrickson and Herb Newton and Patricia Anderson-Lasko


                10.9 Common Stock Purchase and Right of First Refusal Agreement by and between L.E. Smith, Dan Page, J. Eric Hendrickson and Herb Newton and William T. Williams, Sr., Virginia C. Williams, William T. Williams, Jr. and Allison Williams ITTN

                                               SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   INNOVO GROUP INC.
                                                   (Registrant)



Date:  August 25, 1997                             By:    /s/ L.E. Smith
                                                          _______________
                                                          L.E. Smith
                                                          Chairman and Chief
                                                          Executive Officer